Exhibit 10.1
CDW CORPORATION
STOCK OPTION AGREEMENT
FOR COWORKERS
     CDW Corporation, an Illinois corporation (the “Company”), hereby grants to the individual (the “Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the CDW 2006 Stock Incentive Plan (the “Plan”), a non-statutory stock option to purchase from the Company the number of shares of its common stock, $0.01 par value (“Stock”), set forth in the Award Notice (the “Option”), at the price per share set forth in the Award Notice, upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.
     1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Optionee shall accept this Agreement in accordance with procedures established by the Company.
     2. Manner of Exercise of Option. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (a) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock (to which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) to the extent permitted by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, (iv) to the extent expressly authorized by the Committee, through a cashless exercise arrangement with the Company or (v) by a combination of (i) and (ii), and (b) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of any election pursuant to clauses (ii)-(v). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, has been paid (or arrangement made for payment to the Company’s satisfaction).
     3. Non-Competition. (a) In the event that the Optionee engages, directly or indirectly (through any person, firm, corporation, partnership or other enterprise, or as an officer, director, stockholder, partner, investor, employee or consultant thereof, or otherwise), in any Business (as defined herein) at any time prior to one year after the termination of the Optionee’s employment or service with the Company or any of its Affiliates: (i) the Option shall be forfeited and (ii) any and all Option Proceeds (as hereinafter defined) shall be immediately due and payable by the Optionee to the Company. For purposes of this Section, “Business” shall mean any business conducted or planned by the Company or any of its Affiliates in any geographic area in which the Company or any of its Affiliates is conducting such business or plans to conduct such business if the Optionee, while employed by or providing services to the Company or any of its Affiliates, was involved in such business or had knowledge of such business. For purposes of this Section, “Option Proceeds” shall mean, with respect to any portion of the Option which is exercised later than 24 months prior to the date of the Optionee’s termination of employment or service with the Company (x) the difference between (A) the Fair Market Value of a share of Common Stock on the date such portion of the Option was exercised and (B) the per share exercise price of the Option, multiplied by (y) the number of shares of Common Stock purchased pursuant to the exercise of such portion of the Option. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Optionee in respect of a breach by the Optionee of any duty or obligation to the Company.
     (b) The Optionee agrees that by accepting the Award Notice the Optionee authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Optionee pursuant to Section 3 from any amounts payable by or on behalf of the Company or any Affiliate to the Optionee, including, without limitation, any amount payable to the Optionee as salary, wages, vacation pay, bonus or the settlement of the Option or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Optionee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Optionee or any other remedy.
     4. Investment Representation. The Optionee hereby represents and covenants that (a) any shares of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.
     5. Withholding Taxes. As a condition precedent to the delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by or on behalf of the Company or any Affiliate to the Optionee. The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments pursuant to any of the methods set forth in Section 4.5 of the Plan, provided that such method is consistent with the method used by the Optionee to pay the exercise price of the Option pursuant to Section 2. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.
     6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered, subject to the conditions of this Agreement and the Plan, one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.
     7. Designation as Non-Statutory Stock Option. The Option is hereby designated as not constituting an Incentive Stock Option. This Agreement shall be interpreted and treated consistently with such designation.
     8. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.
     9. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061, Attention: Compensation and Stock Option Committee, and if to the Optionee, to the last known mailing address of the Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of an electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
     10. Miscellaneous. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Notice or the Plan.

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